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                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the use of our report, dated January 17, 1996, except for the last paragraph of the note on Loans and Allowance as to which the date is March 19, 1996, on the consolidated financial statements of Randolph County Bancorp included herein in the Current Report on Form 8-K of First Merchants Corporation, dated October 2, 1996.


GEO S. OLIVE & CO. LLC



Indianapolis, Indiana
October 11, 1996


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